                                                                    Exhibit 99.3

ROBERT W. MILLS, ESQ. (#062154)
ELIZABETH G. LEAVY, ESQ. (#050979)
THE MILLS LAW FIRM
300 Drake's Landing Road, Suite 155
Greenbrae, CA 94904
Telephone:  (415) 464-4770

ANDREW D. FRIEDMAN, ESQ.
WECHSLER HARWOOD HALEBIAN
& FEFFER LLP
488 Madison Avenue, 8th Floor
New York, NY 10022
Telephone: (212) 935-7400

Lead Counsel for Plaintiffs

LIONEL Z. GLANCY, ESQ. (#134180)             LOIS THOMPSON, ESQ. (#93245)
LAW OFFICES OF LIONEL Z. GLANCY              PROSKAUER ROSE LLP
1801 Avenue of the Stars, Suite 308          2049 Century Park East, Suite 3200
Los Angeles, CA 9006                         Los Angeles, California 90067-3200
Telephone: (310) 201-9150                    Telephone: (310) 557-2900

Liaison Counsel for Plaintiffs               Attorneys for Defendants


                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                          FOR THE COUNTY OF LOS ANGELES

MARK ERWIN, TRUSTEE, MARK ERWIN             )   Case No.: BC 080254
SALES, INC.  DEFINED BENEFIT PLAN;          )
LEONARD DRESCHER, TRUSTEE OF                )
DRESCHER FAMILY TRUST ACCOUNT;              )
individually, and J/B INVESTMENT            )
PARTNERS; STEVEN, J. KLINE; RUSH and        )
NANCY STUDINSKI; SAUL SILVERMAN;            )
and RAY THOMPSON, individually and on       )   STIPULATION OF SETTLEMENT OF
behalf of all others similarly situated,    )   CONSOLIDATED CLASS AND
                                            )   DERIVATIVE ACTION
          Plaintiffs,                       )
                                            )
v.                                          )

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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

RESOURCES HIGH EQUITY, INC.;                )
RESOURCES CAPITAL CORP.; and                )
PRESIDIO CAPITAL CORPORATION,               )
                                            )
               Defendants.                  )


     The parties to this stipulation (the "Parties"), by their undersigned attorneys, this __ day of ___________, 1998, hereby enter into this Stipulation of Settlement of Consolidated Class and Derivative Action (this "Stipulation"), providing for a full and final settlement of the above captioned consolidated class and derivative action (the "Action") filed in the Superior Court of the State of California for the County of Los Angeles (the "Court"), on the following terms and subject to the conditions set forth below and subject to the approval of the Court.

                                    RECITALS
                                    ---------

     Capitalized terms not otherwise defined shall have the meanings set forth in Article I of this Stipulation.

     WHEREAS

     A. In May 1993, certain limited partners in the three Partnerships (as defined in Section I.15 hereof) commenced the Action on behalf of a putative class of all investors in the Partnerships against the General Partners (as defined in Section 1.11 hereof) of the three Partnerships and certain related persons and entities asserting various claims arising from their investment in, and alleged mismanagement of, the Partnerships.

     B. On November 30, 1995, the original plaintiffs and the intervening Class Plaintiffs (as defined in Section 1.4 hereof) filed a consolidated class and derivative action complaint ("Consolidated Complaint") alleging various state law class and derivative claims, including



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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

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claims for breach of fiduciary duty; breach of contract; unfair and fraudulent business practices under California Bus. & Prof. Code Section 17200; negligence; dissolution, accounting, receivership and removal of general partner; fraud; and negligent misrepresentation.

     C. In early 1996, the Parties submitted a proposed settlement to the Court (the "Proposed Settlement"), which, inter alia, contemplated a reorganization of the three Partnerships into a single real estate investment trust ("REIT").

     D. In early 1997, the Court declined to grant final approval of the Proposed Settlement.

     E. On or about July 1, 1997, the Plaintiffs (as defined in Section 1.4) filed the Amended Complaint (as defined in Section 1.2), which asserts many of the same claims against the Defendants, (as defined in Section 1.7 hereof) as the earlier Consolidated Complaint but in more detail and eliminates some previously asserted claims. The Defendants challenged the Amended Complaint on legal grounds and filed demurrers and a motion to strike. In October 1997, the Court granted in part and denied in part the Defendants' demurrer and motion. Thereafter, the Defendants answered the Amended Complaint, generally denying the allegations of that pleading and asserting numerous affirmative defenses.

     F. On February 11, 1998, the Court certified three separate plaintiff classes, consisting of the current owners of record of limited partnership interests in the respective Partnerships, exclusive of the General Partners, the other defendants, and entities related to them ("the Classes"). The Court order granting certification specifically provides that, if any ownership interest is transferred by an owner of record of a limited partnership interest, the Class shall include only the then-existing current owner of record, as successor.

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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

     Further, the Court specifically designated the following Class Plaintiffs as representatives of the following Classes:

          1. On behalf of the class of owners of interests in Integrated Resources High Equity Partners, Series 85, A California Limited Partnership ("HEP 85"): J/B Investment Partners, Steven J. Kline and Saul Silverman;

          2. On behalf of the class of owners of interests in High Equity Partners L.P.- Series 86 ("HEP 86"): J/B Investment Partners, Steven J. Kline, Rush Studinski and Nancy Studinski;'

          3. On behalf of the class of owners of interests in High Equity Partners L.P. - Series 88 ("HEP 88"): J/B Investment Partners, Steven J. Kline and Ray Thompson.

     Throughout this Stipulation, the three certified classes are referred to collectively as the "Class" or "Settlement Class."

     The Court also appointed the law firms of Wechsler Harwood Halebian & Feffer LLP and The Mills Firm as co-lead counsel for the Class, and designated the Law Offices of Lionel Z. Glancy as liaison counsel for the Class.

     Notice of the Court's class certification order and of the current status of the Action was sent to all members of the Class by first class mail on or about September 14, 1998.

     G. The Defendants categorically deny the allegations in the Amended Complaint, deny any fault, wrongdoing or liability relating in any way to the offering and sale of the Units and the operation and management of the Partnerships, deny that they acted improperly in any way and deny any liability of any kind to the Plaintiffs, the Partnerships or any member of the Settlement Class (as defined in Section 1.25). In the absence of this Stipulation, the Defendants would vigorously assert and pursue their defenses as a complete bar to recovery in the Action.

     H. The Parties consider it desirable that the Action be settled on the terms and conditions set forth in this Stipulation.

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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION


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     I. Based on their investigation of the facts and the applicable law, the
Plaintiffs and Class Counsel (as defined in Section 1.3) have concluded that the proposed settlement of the Action on the terms and conditions set forth in this Stipulation is fair, reasonable and adequate and is in the best interests of the Settlement Class and the Partnerships, having taken into account the risks and difficulties involved in attempting to establish a right of recovery on behalf of the Settlement Class and the Partnerships against the Defendants, the expense and time necessary to continue the litigation through trial and the appeals that might follow and the uncertainty inherent in any complex litigation, such as the Action.

     J. The proposed Settlement contemplated by this Stipulation is the product of extensive good faith and arm's-length negotiation between Class Counsel and counsel for the Defendants.


     NOW THEREFORE, in consideration of the foregoing Recitals and the agreements, covenants, representations and warranties set forth herein, it is stipulated and agreed by the Parties hereto, subject to the approval of the Court, that the Action be settled and compromised upon the following terms and conditions:

                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

     As used in this Stipulation, the following capitalized terms shall have the meanings respectively assigned to them below.


     Section 1.1 "Action" shall mean the consolidated class and derivative-action entitled Mark Erwin, Trustee, Mark Erwin Defined Benefit Plan, et al., individually and on behalf of all others similarly situated v. Resources High Equity, Inc., et al., Case No. BC080254, filed in the Superior Court of the State of California for the County of Los Angeles.


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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

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     Section 1.2 "Amended Complaint" shall mean the amended consolidated class and derivative action complaint filed on or about July 1, 1997.

     Section 1.3 "Class Counsel" shall mean collectively, the following counsel for the Class Plaintiffs and the Settlement Class in the Action: The Mills Law Firm, Wechsler Harwood Halebian & Feffer LLP and Law Offices of Lionel Z. Glancy.

     Section 1.4 "Class Plaintiffs" or "Plaintiffs" shall mean J/B Investment Partners, Steven J. Kline, Rush and Nancy Studinski, Saul Silverman and Ray Thompson.

     Section 1.5 "Consent Solicitation Statement" shall have the meaning ascribed to such term in Section 4.3(a) hereof.

     Section 1.6 "Court" shall mean the Superior Court of the State of California for the County of Los Angeles.

     Section 1.7 "Defendant/Defendants" shall mean the following parties named as defendants in the Amended Complaint: Resources High Equity, Inc., Resources Capital Corp. and Presidio Capital Corporation, either singularly or collectively.

     Section 1.8 "Fee Amount" shall have the meaning ascribed to such term in
Section 7.1 hereof.

     Section 1.9 "Fee Give Back Amount" shall have the meaning ascribed to such term in Section 2.3 hereof.

     Section 1.10 "Final Judgment and Order" shall mean the final judgment entered by the Court as provided in Section 4.5 hereof, substantially in the form of Exhibit A hereto, finally approving the Settlement contemplated by this Stipulation.

     Section 1.11 "General Partners" shall mean, collectively, the current general partners of each Partnership.


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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

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     Section 1.12 "Gross Asset Value" shall have the meaning ascribed to such term in Section 2.2 hereof.

     Section 1.13 "Named Plaintiffs" shall mean Mark Erwin, Trustee, Mark Erwin Sales, Inc. Defined Benefit Plan; Leonard Drescher, Trustee of Drescher Family Trust Account; and the Class Plaintiffs.

     Section 1.14 "Notice" shall mean the Notice of Proposed Settlement of Class and Derivative Action, Hearing on Proposed Settlement, and Right to Appear at Hearing to be approved by the Court as set forth in Section 4.1 hereof, substantially in the form of Exhibit B hereto.

     Section 1.15 "Partnership/Partnerships" shall mean Integrated Resources High Equity Partners, Series 85, A California Limited Partnership ("HEP 85"), High Equity Partners L.P. - Series 86 ("HEP 86") and High Equity Partners L.P. - Series 88 ("HEP 88"), either singularly or collectively.

     Section 1.16 "Partnership Agreements" shall mean, collectively, the amended agreement of limited partnership of each of the Partnerships, as amended, the provisions of which currently govern the rights and obligations of their respective partners.

     Section 1.17 "Partnership Agreement Amendments" means the proposed amendments to the respective Partnership Agreements described in Section 2.2 hereof, in substantially the form of Exhibit C hereto.

     Section 1.18 "Partnership Asset Management Fee" means the fee payable to the General Partners of the respective Partnerships under paragraph 9.4.1 of the Partnership Agreement of HEP 85, paragraph 9.4 of the Partnership Agreement of HEP 86 and paragraph 9.4 of the Partnership Agreement of HEP 88.



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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION
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     Section 1.19 "Preliminary Order" shall mean the order of the Court described in Section 4.1 hereof, substantially in the form of Exhibit D hereto.

     Section 1.20 "REIT" shall mean a real estate investment trust as defined in Sections 856 through 860 of the Internal Revenue Code of 1986.

     Section 1.21 "Released Claims" shall have the meaning ascribed to such term in Section 3.1 hereof.

     Section 1.22 "Released Persons" shall have the meaning ascribed to such term in Section 3.1 hereof.

     Section 1.23 "SEC" shall mean the United States Securities and Exchange Commission.

     Section 1.24 "Settlement" shall mean the settlement of the Action pursuant to the terms of this Stipulation.

     Section 1.25 "Settlement Class or Class" shall have the meaning ascribed to such term in Paragraph F of the Recitals hereto.

     Section 1.26 "Settlement Effective Date" shall mean the first date on which the Final Judgment and Order entered by the Court, as described in Section 4.5 hereof, (a) becomes a final order, i.e., upon the later of either of the following: (i) if an appeal or review is not sought by any person from such Final Judgment and Order, the 61st day, provided that it is a business day, and, if it is not, then the next succeeding business day, after entry of such Final Judgment and Order (or, if the date for taking an appeal or seeking review shall be extended, the date of expiration of the extension, if any appeal or review is not sought); or (ii) if an appeal or review is sought from such Final Judgment and Order, the day after such Final Judgment and Order is affirmed or the appeal or review is dismissed or denied and such Final Judgment and Order is no longer subject to further judicial review; and (b) each of the conditions set forth in
Article V hereof shall have


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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

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been either satisfied or waived and a Statement of Settlement Consummation shall have been filed with the Court pursuant to Section 4.6 hereof.

     Section 1.27 "Settlement Hearing" shall mean the hearing held at the time and place designated by the Court to consider final approval of the Settlement, as provided in Section 4.4 hereof.

     Section 1.28 "Tender Offer" shall have the meaning ascribed to such term in
Section 2.4 hereof.

     Section 1.29 "Unit" shall mean a unit of limited partnership interest in any of the Partnerships.

     Section 1.30 "Unknown Claims" shall have the meaning ascribed to such term in Section 3.1 hereof.

                                   ARTICLE II

              CONSIDERATION TO THE SETTLEMENT CLASS AND PARTNERSHIP
              -----------------------------------------------------

                                 FOR SETTLEMENT
                                 --------------

     Subject to the fulfillment of each of the conditions specified in Section
5.1 hereof, in full and final disposition, settlement, discharge, release and satisfaction of any and all Released Claims, the Defendants agree to provide the consideration set forth in Sections 2.1 through 2.4 below.

     Section 2.1 REIT. Promptly following the Settlement Effective Date, the General Partners of each Partnership shall use their best efforts to reorganize that Partnership into a separate REIT or other entity whose shares will be listed on a national securities exchange or on the NASDAQ National Market System. Each such reorganization shall be subject to compliance


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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

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with all applicable laws and regulations and the approval by holders of a majority of the outstanding Units in the respective Partnership.

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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION
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     Section 2.2 Modification of Partnership Asset Management Fee. Upon the
approval of limited partners holding a majority of the outstanding Units in each Partnership, which the General Partners shall solicit pursuant to a Consent Solicitation Statement following a Settlement Hearing at which the Court approves the Settlement, and subject to the conditions hereinafter set forth, the Partnership Agreement of each Partnership shall be amended pursuant to the Partnership Agreement Amendments to provide that (a) the Partnership Asset Management Fee shall be modified to be an amount per annum equal to 1.25% of the Gross Asset Value of the respective Partnership as of the last day of the period in respect of which the Partnership Asset Management Fee is payable (which amount shall be prorated for any partial year), and (b) that for calendar year 1999 the Partnership Asset Management Fee payable in respect of all three Partnerships shall, in the aggregate, be an amount that is at least $900,000 less than the aggregate amount that would have been payable for calendar year 1999 in the absence of the Partnership Agreement Amendments. In that connection, and for the avoidance of doubt, it is understood and agreed that, except to the extent set forth in Section 2.3 hereof, all other fees and reimbursements provided for in the Partnership Agreements shall continue in effect in accordance with the respective Partnership Agreements. It is further understood that any term herein relating to the provisions of any Partnership Agreement or the Charters and Bylaws of any successor entity may be amended pursuant to the procedures, terms and conditions for amending such agreement as set forth in the Partnership Agreements or the Charters and Bylaws of any successor entity of any of the Partnerships. As set forth in Exhibit C hereto, the term "Gross Asset Value" of a Partnership on a particular date shall mean the gross asset value of all assets owned by the Partnership on that date, as determined by an appraisal of such assets by an independent appraiser of national reputation selected by the General Partners.

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     Section 2.3 Fee Give Back Amount. Upon the approval of limited partners holding a majority of the outstanding Units in each Partnership, which shall be solicited pursuant to a Consent Solicitation Statement following a Settlement Hearing at which the Court approves the Settlement, and subject to the conditions hereinafter set forth, (a) Section 9.2 of the Partnership Agreement of HEP 85 and Section 9.1 of the Partnership Agreements of each of HEP 86 and HEP 88 shall be amended pursuant to the Partnership Agreement Amendments to provide that (i) if a Partnership is liquidated prior to December 31, 2008, the total amount of the liability and obligation of the General Partners thereof and their affiliates (the "Fee Give Back Amount") shall equal $3,912,950, in the case of HEP 85, $2,861,277, in the case of HEP 86, and $1,475,773, in the case of HEP 88, reduced by 10% of the respective amount for each full calendar year after 1998, and prorated for any calendar year in which such liquidation occurs other than on December 31 of that year, and (ii) if a Partnership is liquidated on or after December 31, 2008, the respective General Partners and their affiliates shall have no liability or obligation to pay any amount thereunder, and (b) Presidio Capital Corp. shall enter into an agreement in substantially the form of Exhibit E hereto, which provides that (x) Presidio Capital Corp. shall guarantee the General Partners' obligations under this Section 2.3, (y) until such obligations are fulfilled, Presidio Capital Corp. shall not permit its net worth (without including as a liability in the calculation of net worth indebtedness that is subordinate to the debt hereunder) to be less than the aggregate Fee Give Back Amount from time to time and (z) Presidio Capital Corp. may, at its option from time to time, substitute one or more third parties to fulfill its obligations under clauses (x) and (y), as long as such third party or parties, together with Presidio Capital Corp., in the aggregate, satisfy the obligations under clause (y). Further, Presidio Capital Corp. shall remain fully liable on its guarantee to the extent any substituted third


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party fails or refuses to fulfill its obligations. For purposes of this Section
2.3, the term "liquidation" means a sale of all or substantially all the properties owned by a Partnership for cash or property that is distributed to its partners, but does not include any transaction contemplated by Section 2.1 hereof and, in addition, does not include any transaction following any transaction contemplated by Section 2.1 hereof, whether by the successor to a Partnership contemplated by Section 2.1 hereof or otherwise. For the avoidance of doubt, it is hereby understood and agreed that, following approval and consummation of a transaction contemplated by Section 2.1 hereof, the respective General Partners and their affiliates shall have no liability or obligation to pay the Fee Give Back Amount. If a transaction contemplated by Section 2.1 hereof occurs or if a Partnership is otherwise restructured, the Defendants agree that neither they, nor any of their affiliates or successors, shall propose or implement, in connection therewith, a fee compensation arrangement for the surviving entity that results in fees for the management of assets owned by such surviving entity that are greater than the Partnership Asset Management Fees that would be paid under the formula set forth in Section 2.2 hereof.


     Section 2.4 Tender Offers. Within 90 days after the Settlement Effective Date, the General Partners of each Partnership shall make, or cause to be made, a tender offer to all owners, of Units of that Partnership (other than affiliates of the General Partners) to purchase not fewer than 26,936 Units of HEP 85 for not less than $114.60 per Unit, net to the seller in cash; not fewer than 39,596 Units of HEP 86 for not less than $103.05 per Unit, net to the seller in cash; and not fewer than 25,034 Units of HEP 88 for not less than $113.15 per Unit, net to the seller in cash, in the case of HEP 88. Such tender offers shall be made in compliance with the rules and regulations of the SEC, including those relating to proration.



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Section 2.5 Full and Complete Consideration to the Settlement Class. The
consideration provided to the members of the Settlement Class and the Partnerships pursuant to Sections 2.1 through 2.4 hereof is in full and complete settlement of the Action and all Released Claims as between the members of the Settlement Class, on the one hand, and each of the other parties to the Action, on the other hand, and is consideration for the release of each of the Released Persons. However, in the event this Stipulation is terminated pursuant to
Article V hereof, or for any other reason, the Defendants shall not be obligated to proceed with the transactions contemplated by Section 2.1 through and including 2.4.

                                  ARTICLE III

                               DISCHARGE OF CLAIMS
                              ---------------------

     Section 3.1    Release of Claims

(a) Upon the Settlement Effective Date, each and all members of the Settlement Class, on behalf of themselves, their heirs, estates, executors, administrators, successors and assigns, and any person(s) they represent, and all holders of Units, their successors and assigns, on behalf of the Partnerships, hereby release all present and former defendants in the Action, including, for all such persons, their present and former directors, officers, partners, associate general partners and the members thereof, principals, employees, attorneys, agents, insurers, reinsurers, parents, subsidiaries, affiliates, divisions and predecessor or successor partnerships or corporations, and their respective heirs, executors, administrators, personal representatives, successors and assigns (collectively, the "Released Persons"), from, and hereby agree not to assert in any action or proceeding, any and all manner of actions, claims, causes of action, allegations or rights whatsoever (including Unknown Claims), whether class or individual in nature, whether in law or in equity, whether based on federal or state law, including, without limiting the generality of



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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION
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the foregoing, any and all suits, claims, demands, debts, liabilities, obligations, promises or controversies the members of the Settlement Class or holders of Units, their successors and assigns, on behalf of the Partnerships, or any of them, ever had, now have or may hereafter have, including Unknown Claims, against any or all of the foregoing persons or entities by reason of, based upon or arising out of or in connection with, directly or indirectly, the Partnerships, the operations of the Partnerships, the issuance, offer for purchase or sale, purchase, sale or other disposition or acquisition, or any other transfer of, any Units in any of the Partnerships, during the period from January 1, 1983 through the Settlement Effective Date, or any act, occurrence, omission or transaction involving any of the Units during such period; and any of the facts, circumstances, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions, or failures to act, of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same, that are or at any time could have been, alleged, referred to, alluded to or reflected in the Action, either as an individual, class or derivative claim, as well as all allegations in the Action (each and all of such claims are hereafter collectively referred to as the "Released Claims"). The Released Claims shall not include any claim for any alleged misstatement of, or omission to disclose, material facts in connection with the solicitation of consents to effect any of the Transactions contemplated in this Stipulation, including the Partnership Agreement Amendments and Proposed REIT transactions.

     (b) It is the intention of the Parties to this Stipulation that, upon the Settlement Effective Date, each and all of the members of the Settlement Class and all holders of Units, including their successors and assigns, on behalf of the Partnerships shall be deemed to, and by operation of the Final Judgment and Order shall, have expressly and voluntarily waived and

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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION
relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each member of the Settlement Class and all holders of Units, their successors and assigns on behalf of the Partnerships similarly shall be deemed to, and upon effectiveness and by operation of the Final Judgment and Order shall, have waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States or any foreign country or any principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. The members of the Settlement Class and all holders of Units, their successors and assigns on behalf of the Partnerships shall assume the full risk of discovery or more complete understanding of any facts, events, laws or things whatsoever which, if presently known or correctly and fully understood, would have affected the release of the Released Persons and the Released Claims or any member of the Settlement Class's agreement to such release. Each member of the Settlement Class and all holders of Units, their successors and assigns on behalf of the Partnerships may hereafter discover facts in addition to or different from those which such member now knows or believes to be true with respect to the subject matter of the Released Claims, but it is the intention of the parties hereto to, and each Settlement Class member and all holders of Units, their successors and assigns on behalf of the Partnerships upon the Settlement Effective Date shall be deemed to, and by operation of this Stipulation and the Final Judgment and Order shall, have fully, finally and forever settled and released any and all Released Claims respecting the Released Persons, known or unknown, suspected or unsuspected,



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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION
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contingent or non-contingent, which now exist, may hereafter exist, or heretofore have existed, and without regard to the subsequent discovery or existence of such different or additional facts to the fullest extent permitted by law. All of this Section 3.1(b) is the definition of "Unknown Claims."


     (c) Upon the Settlement Effective Date, each and all Defendants on behalf of themselves, their officers, directors, employees, successors and assigns hereby release all Named Class Plaintiffs in the Action, including, for all such persons, their directors, officers, partners, associate general partners, principals, employees, attorneys, and their respective heirs, executors, administrators, personal representatives, successors and assigns (collectively, the "Named Class Plaintiff Released Persons"), from, and hereby agree not to assert in any action or proceeding, any and all manner of actions, claims, causes of action, allegations or rights whatsoever (including Unknown Claims), whether class or individual in nature, whether in law or in equity, whether based on federal or state law, including, without limiting the generality of the foregoing, any and all suits, claims, demands, debts, liabilities, obligations, promises or controversies Defendants, or any of them, ever had, now have or may hereafter have, including Unknown Claims, against any or all of the foregoing persons or entities by reason of, based upon or arising out of or in connection with, directly or indirectly, the Partnerships, the operations of the Partnerships, the issuance, offer for purchase or sale, purchase, sale or other disposition or acquisition, or any other transfer of, any Units in any of the Partnerships, during the period from January 1, 1983 through the Settlement Effective Date, or any act, occurrence, omission or transaction involving any of the Units during such period; and any of the facts, circumstances, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions, or failures to act, of whatever kind or character whatsoever, irrespective of the state of


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      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

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mind of the actor performing or omitting to perform the same, that are or at any time could have been, alleged, referred to, alluded to or reflected in the Action, either as an individual, class or derivative claim, as well as all allegations in the Action (each and all of such claims are hereafter collectively referred to as the "Released Claims").

     (d) It is the intention of the parties to this Stipulation that, upon the Settlement Effective Date, each and all of the Defendants, including their successors and assigns, shall be deemed to, and by operation of the Final Judgment and Order shall, have expressly and voluntarily waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

                    "A general release does not extend to claims which the
               creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each Defendant similarly shall be deemed to, and upon effectiveness and by operation of the Final Judgment and Order shall, have waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States or any foreign country or any principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. The Defendants shall assume the full risk of discovery or more complete understanding of any facts, events, laws or things whatsoever which, if presently known or correctly and fully understood, would have affected the release of the Named Class Plaintiff Released Persons and the Released Claims or any Defendants agreement to such release. Each Defendant may hereafter discover facts in addition to or different from those which such member now knows or believes to be true with respect to the subject matter of the Released Claims, but it is the intention of the parties hereto to, and each Defendant shall be deemed to, and by operation

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                                       18

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION of this Stipulation and the Final Judgment and Order shall, have fully, finally and forever settled and released any and all Released Claims respecting the Named Class Plaintiff Released Persons, known or unknown suspected or unsuspected, contingent or non-contingent, which now exist, may hereafter exist, or heretofore have existed, and without regard to the subsequent discovery or existence of such different or additional facts to the fullest extent permitted by law. All of this Section 3.1(b) is the definition of "Unknown Claims."

                                   ARTICLE IV

                                 IMPLEMENTATION
                                ----------------

     Section 4.1 Preliminary Approval of Stipulation. Forthwith after the execution of this Stipulation, counsel for the Parties hereto shall jointly submit this Stipulation to the Court and shall jointly request entry of the Preliminary Order, substantially in the form of Exhibit D hereto, requesting approval for the mailing to the Settlement Class of a Notice of Proposed Settlement of Class and Derivative Action and Hearing on Proposed Settlement in substantially the form of Exhibit B hereto.

     Section 4.2 Notice to Settlement Class. Promptly upon entry of the Preliminary Order, and as provided for therein, Class Counsel shall direct the General Partners to send copies of the Notice by first-class mail, postage prepaid, to the Settlement Class members at their last known addresses as appearing in the records maintained by the Partnerships. Reasonable costs of printing the Notice and mailing the Notice to the Settlement Class shall be paid by the Defendants. Subsequent to mailing the Notice to the Settlement Class, Counsel for Defendants shall file an affidavit of mailing with the Court stating that the Notice was duly served upon all Settlement Class members in accordance with the Preliminary Order.

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                                       19

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

     Section 4.3      Consent Solicitation Statement.

     (a) All the limited partners in the Partnerships (regardless of whether they are members of the Class or have requested exclusion from the Class) shall be provided with a description of the proposed Partnership Agreement Amendments (the "Consent Solicitation Statement") sufficient to satisfy all applicable state and federal securities law requirements, and previously filed with the SEC.

     (b) In conjunction with the Consent Solicitation Statement, consent cards shall be sent to all the limited partners in the Partnerships by means of which they will either grant or withhold such consents and approvals to the Partnership Agreement Amendments as are required by the Partnership Agreement and applicable laws and regulations.

     (c) The Consent Solicitation Statement and consent cards referred to in paragraphs (a) and (b) of this Section 4.3 shall be sent to all the limited partners in the Partnerships at the earliest feasible time.


     Section 4.4 Settlement Hearing. Pursuant to Superior Court, Los Angeles County Rules 15.41 et seq., the Settlement Hearing shall be held 45 days, or such other period as the Court directs, after the sending of Notice to each of the members of the Settlement Class as provided in Section 4.2 hereof. In connection with the Settlement Hearing, the Parties hereto shall file with the Court all such papers as their counsel believe to be necessary. At the Settlement Hearing, the Court shall be asked to consider the fairness of the terms and conditions of the Settlement and all the transactions contemplated by this Stipulation, including, without limitation, the Partnership Agreement Amendments. The Court also shall be asked to consider an application by Class Plaintiffs for an award of attorneys' fees and reimbursement of expenses.

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                                       20

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

     Section 4.5 Entry of Final Judgment and Order. At or prior to the Settlement Hearing, counsel for the Parties to this Stipulation shall jointly submit to the Court a proposed Final Judgment and Order, in substantially the form of Exhibit A hereto, providing as follows:

     (a) Approving this Stipulation and finding, after considering, inter alia, that persons who have requested exclusion retain their individual rights of action, if any, against the Defendants, that the Settlement and terms and conditions of this Stipulation are fair, reasonable and adequate and that the Settlement is in the best interests of the Settlement Class and the Partnerships, and directing consummation of the Settlement in accordance with the terms and conditions of this Stipulation;

     (b) Dismissing the Amended Complaint and each and every cause of action and claim set forth therein on the merits as to all Defendants and with prejudice to the Class Plaintiffs and the Settlement Class; extinguishing all claims, rights, demands and causes of action (including Unknown Claims) that might have been asserted therein by the Named Plaintiffs on behalf of themselves or the Settlement Class or by holders of Units on behalf of the Partnerships; and discharging the Defendants, and all Released Persons therefrom;

     (c) Permanently barring the Class Plaintiffs and the Settlement Class members from asserting against the Released Persons, and releasing the Released Persons from, the Released Claims;

     (d) Containing a provision for the Final Judgment and Order to be vacated upon notice to the Court of the nonfulfillment or impossibility of fulfillment of any of the conditions set forth in Article V hereof, or the failure to fulfill all of said conditions within 9 months after the date of this Stipulation, all as provided in Section 5.2 hereof; and


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                                       21

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

     (e) Reserving jurisdiction in the Court over all matters relating to the administration and consummation of this Stipulation and the Settlement provided for herein.

         If, at or after the Settlement Hearing, the Court finally approves this Stipulation and the Settlement contemplated hereby, and the Settlement has not been terminated for failure to satisfy any of the conditions set forth in
Article V hereof, then counsel for the Parties hereto shall request entry by the Court of such proposed Final Judgment and Order.

Section 4.6 Consummation of Settlement. Substantially simultaneously with the Settlement Effective Date or as promptly thereafter as practicable, the Parties hereto shall file with the court a Statement of Settlement Consummation substantially in the form of Exhibit F hereto, stating that the conditions precedent to the consummation of the Settlement as set forth in Section 5.1 hereof have either been satisfied or waived. Upon the filing of said Statement, the Parties shall fully consummate the Settlement in accordance with the terms of this Stipulation and the Final Order and Judgment, including the payment of the amounts of attorneys' fees and reimbursable expenses approved by the Court.

                                   ARTICLE V

                                   CONDITIONS
                                  ------------

Section 5.1 Defendants' Conditions. The consummation of the Settlement shall be contingent on and subject to the fulfillment of each of the following conditions:

     (a) The Preliminary Order shall have been entered by the Court in substantially the form of Exhibit D hereto.

     (b) The Settlement Class shall not have been materially modified by the Court.


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                                       22

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

     (c) The Final Judgment and Order shall have been entered by the Court in substantially the form of Exhibit A hereto, and shall have become a final order within the meaning of Section 1.26 hereof.

     (d) The approval of the Partnership Agreement Amendments by limited partners of each Partnership (including limited partners who are, or are affiliated with, the General Partners) holding a majority of the outstanding Units in that Partnership.

     (e) Receipt of all necessary consents, waivers, approvals, authorizations and orders required to be obtained and the making of all filings required to be made for the authorization, execution and delivery of the Partnership Agreement Amendments and the consummation and effectiveness thereof.

     (f) Absence of any material adverse change in the overall business or prospects of any Partnership, or in the value of the properties of any Partnership, taken as a whole, or in the tax or other regulatory provisions applicable to any Partnership.

     (g) Absence of any statute, rule, order or regulation enacted or issued by the United States or any state, or by a court, that prohibits the Partnership Agreement Amendments.

     If any of the foregoing conditions have not been met, the General Partners may, by notice to the Court, terminate the Settlement without any liability or obligation for so doing. All or any of the foregoing conditions may be waived by the General Partners.

     Section 5.2 Termination. In the event that (a) at any time after the date hereof, any condition set forth in Section 5.1 fails to be fulfilled or become impossible of fulfillment, or (b) within 9 months after the date of this Stipulation, all of such conditions are neither fulfilled nor waived (as the case may be), the General Partners, on

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                                       23

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION behalf of the Defendants, may terminate this Stipulation without prejudice. It is understood and agreed that (i) the General Partners, on behalf of the Defendants, may exercise the foregoing right to terminate this Stipulation at any time, for failure of fulfillment of one or more of the conditions set forth in Section 5.1 or impossibility of fulfillment of one or more of such conditions, whether or not the foregoing 9-month period has elapsed, and (ii) either the Class Plaintiffs or the Defendants may terminate this Stipulation in the event that all such conditions are not fulfilled or waived within such 9-month period. Upon notice by the General Partners, on behalf of the Defendants, to the Court and the other parties hereto of the nonfulfillment of any of said conditions, the failure to fulfill all of said conditions within 9 months after the date of this Stipulation, or the impossibility of the fulfillment of any of said conditions, or upon notice by either the Class Plaintiffs or the Defendants of their election to terminate this Stipulation without prejudice pursuant to Section 5.2 hereof, the Court shall vacate the Final Judgment and Order (if it has been entered), which shall thereafter be of no further force and effect, whereupon,


     (a) all parties to this Action and to this Stipulation shall stand. in the same position without prejudice, as if this Stipulation had not been made and submitted to the Court for its consideration and approval;

     (b) neither this Stipulation, nor the Preliminary Order, nor the Final Judgment and Order, nor any documents or oral representations relating to any of the foregoing, shall be relied upon as evidence relating to the merits or legal sufficiency of the allegations in this Action or the Amended Complaint; and

     (c) no right, claim, obligation, liability, or defense of any person shall arise from or be affected by the negotiation or execution of this Stipulation.


================================================================================
                                       24

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

     In the event that this Stipulation is terminated and the Final Judgment and Order is vacated, this Stipulation shall be of no further force and effect, except for the provisions of Sections 7.2 and 8.1 and Article IX hereof.

                                   ARTICLE VI

                                    COVENANTS
                                   ----------

     Section 6.1 Entry of Order and Reasonable Efforts. All of the Parties hereto and their Counsel shall use their best good faith efforts to obtain the entry of the Final Judgment and Order. The Parties hereto, and their respective counsel, agree to use their best good faith efforts to effectuate all of the transactions contemplated hereby and to fulfill the conditions set forth in
Article V hereof.

     Section 6.2 No Representations. The Class Plaintiffs acknowledge, for themselves and for the Settlement Class, that they have not relied upon any representations, warranties, guarantees, promises, statements or estimates, whether written or oral, express or implied, by any of the Defendants, any affiliate, broker, agent, employee, accountant, attorney-in-fact or at-law or other person representing or purporting to represent any such Defendant, including, without limitation, any representations, warranties, guarantees, promises, statements or estimates regarding the value of the Partnerships, their properties, interests therein or the Units, except for historical financial information concerning the assets of the Partnerships provided by the General Partners or on behalf of the Partnerships (which the General Partners believe is accurate, to the best of their knowledge, information and belief. None of the parties hereto warrants the accuracy of the information contained in the records of the Partnerships.


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                                       25

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

                                  ARTICLE VII

                          ATTORNEYS' FEES AND EXPENSES
                          ----------------------------

Section 7.1       Attorneys' Fees and Expenses.

     (a) The procedure for, and the allowance or disallowance by the Court of, any applications for an award of reasonable attorneys' fees and reimbursement of expenses shall not constitute a material part of this Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement, and any order or proceeding relating to any such application or procedure shall not operate to terminate or cancel this Stipulation or affect the finality of the Final Judgment and Order approving this Stipulation and the Settlement.

     (b) Defendants agree to pay an amount equal to thirty-five percent (35%) of the aggregate amount of the award of attorneys' fees and the reimbursement of expenses to Class Counsel that are approved by the Court. The Plaintiffs and Class Counsel agree to limit the aggregate amount sought by their application(s) for an award of attorneys' fees and reimbursement of expenses so as to request an amount up to, but not in excess of, $2.5 million in the aggregate, thus requiring the Defendants to separately pay an amount up to, but not in excess of $875,000 in the aggregate as the payment pursuant to their agreement to pay a 35% portion of the aggregate amount of the award of attorneys' fees and reimbursement of expenses to Class Counsel that is approved by the Court. The Defendants will agree not to oppose any such applications(s) by Plaintiffs and/or Class Counsel that are so limited pursuant to this provision. The remaining sixty-five percent (65%) of the aggregate amount of the award of attorneys' fees and reimbursement of expenses to Class Counsel that is approved by the Court will be paid by


================================================================================
                                       26

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION the Partnerships in the following percentages: 21.667% by each of HEP 85, HEP 86, and HEP 88, respectively.

     Section 7.2 General. If the Settlement is not consummated as provided in
Section 4.6 hereof, none of the Defendants shall have any responsibility or liability for the payment of any award of fees and/or reimbursement of expenses to Class Counsel. Except as provided in Section 7.1 hereof, each Party hereto shall bear any and all legal fees incurred in connection with this Stipulation.

                                  ARTICLE VIII

                               FURTHER SUITS, ETC.
                               -------------------

     Section 8.1 Stipulation Not Admission. Neither this Stipulation, any exhibit or document referenced herein, nor any action taken to effectuate or further this Stipulation or the Settlement set forth herein is, may be construed as, or may be used as an admission by or against any Party of any fault, wrongdoing or liability whatsoever, or as a waiver or limitation of any defenses otherwise available to any of the Parties. Entering into or carrying out this Stipulation, the exhibits hereto, and any negotiations or proceedings related thereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession by any of the Parties, or to be a waiver of any applicable defense, and shall not be offered or received in evidence in any action or proceeding against any Party hereto in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce or effectuate the provisions of this Stipulation or the provisions of any of the exhibits to this Stipulation. The Parties hereto specifically reserve all rights, claims, demands, defenses; actions or causes of action they presently have, or claim to have, against any of the others and nothing contained herein shall be

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                                       27

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION deemed to affect the same, until the Settlement Effective Date, at which time the releases described in Article III hereof shall become effective.

     Section 8.2 Further Suits. The members of the Settlement Class, and all the persons engaged by them to assist in the prosecution of the Action, including experts, accountants and agents, to the extent permitted by law, shall not provide advice, counsel, assistance, documentation, analyses or work product to any Settlement Class member who requests exclusion from the Settlement Class or any other person in connection with the investigation or the prosecution of any claims arising out of, based upon or otherwise related to the Released Claims and matters that were or could have been alleged in the Action.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

     Section 9.1 Captions. The definitions and recitals set forth above are essential elements of this Stipulation. The captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Stipulation or the intent of its provisions.


     Section 9.2 Entire Agreement. This Stipulation sets forth the entire agreement of the Parties in respect to the Settlement and supersedes all prior oral or written agreements, arrangements, understandings, inducements, promises, and warranties, not embodied or incorporated herein, relating to the subject matter of this Stipulation. Prior discussions and negotiations are superseded by, and merged into, this Stipulation.

     Section 9.3 Counterparts. This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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                                       28

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

     Section 9.4 Modification. The provisions of this Stipulation (including any time periods specified herein) may be modified by written agreement of counsel for all the Parties with the consent of the Court and without further notice to the Settlement Class, unless the Court requires such notice. The terms and provisions of this Stipulation may not be changed, waived, modified or varied in any manner, unless in writing duly signed by counsel for all Parties.

     Section 9.5 Waiver. The failure of any Party hereto to enforce at any time any provision of this Stipulation shall not be construed as a waiver of such provision, or be construed in any way to effect the validity of this Stipulation or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Stipulation shall be held to constitute a waiver of any other breach.

     Section 9.6 Successors. This Stipulation shall be binding upon and inure to the benefit of the Parties hereto and their successors and assigns. No Party hereto may assign its rights or obligations hereunder without the prior written consent of all the other Parties hereto.

     Section 9.7 Third Parties. Nothing in this Stipulation, whether express or implied, is intended to confer any rights or remedies under or by reason of this Stipulation on any persons other than the Parties hereto and their respective successors and assigns, nor is anything in this Stipulation intended to relieve or discharge the obligations or liabilities of any third parties to any party to this Stipulation, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Stipulation.

     Section 9.8 Notices. Any and all notices, requests, consents, directives or communications by any Party intended for any other Party shall be in writing, shall be given personally or by postage prepaid certified or registered mail, return receipt requested, and shall


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                                       29

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION be deemed delivered on the earlier of (a) the date received and (b) the date four business days after the date of deposit in a United States Postal Depository, and shall be addressed as follows:

     (a)  If to the Defendants:

                               Proskauer Rose LLP
                       2049 Century Park East, Suite 3200
                       Los Angeles, California 90067-3200
                           Attn: Lois Thompson, Esq.,

                                       and

                               Proskauer Rose LLP
                                  1585 Broadway
                          New York, New York 10036-8299
                          Attn: Edward W. Kerson, Esq.

                                       and

                    NorthStar Presidio Management Company LLC
                             411 West Putnam Avenue
                          Greenwich, Connecticut 06830
                         Attn: Allan B. Rothschild, Esq.

     (b)  If to the Named Plaintiffs:

                               The Mills Law Firm
                       300 Drake's Landing Road, Suite 155
                           Greenbrae, California 94904
                           Attn: Robert W. Mills, Esq.

                                       and

                     Wechsler Harwood Halebian & Feffer LLP
                          488 Madison Avenue, 8th Floor
                            New York, New York 10022
                         Attn: Andrew D. Friedman, Esq.

                                       and

                         Law Offices of Lionel Z. Glancy
                       1801 Avenue of the Stars, Suite 308
                          Los Angeles, California 90067
                          Attn: Lionel Z. Glancy, Esq.
================================================================================
                                       30

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

Any Party may, from time to time, change the address to which such written notice, requests, consents, directives or communications are to be mailed, by giving the other Parties ten (10) days' prior written notice of the changed address in the mariner herein above provided.

     Section 9.9 Governing Law. This Stipulation and the attached exhibits shall be governed by and construed and enforced in accordance with the law of the State of California, without reference to principles of choice or conflicts of laws. This Stipulation (including, without limitation, its execution and consummation) shall be enforced solely in the Court. The Defendants, the Named Plaintiffs, the Class Plaintiffs, and the Settlement Class hereby waive any objection they may now or hereafter have to the venue or forum of any such enforcement proceedings, and irrevocably consent to and acknowledge jurisdiction and service of any and all process of the Court in any such proceedings.

     Section 9.10 Collaborative Effort. The undersigned agree that no single Party shall be deemed to have drafted this Stipulation or any portion thereof. This Stipulation is the product of the collaborative effort of the undersigned counsel.

     IN WITNESS WHEREOF, the parties hereto, by their counsel, have executed this Stipulation as of the day and year first above written.



         THE MILLS LAW FIRM
         By:  _________________________

         Attorneys for Class Plaintiffs
Rush and Nancy Studinski,
Saul Silverman and Ray Thompson
and Co-Lead Counsel for the Class


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                                       31

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

         WECHSLER HARWOOD HALEBIAN & FEFFER
LLP
         By:  _________________________
         Attorneys for Class Plaintiffs
J/B Investment Partners and
Steven J. Kline
and Co-Lead Counsel for the Class

         LAW OFFICES OF LIONEL Z. GLANCY

         By:  _________________________
         Liaison Counsel for the Class

         PROSKAUER ROSE LLP
         By:  _________________________
         Attorneys for Defendants

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                                       32

      STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION

                                                                       EXHIBIT A

ROBERT W. MILLS, ESQ. (#062154)
ELIZABETH G. LEAVY, ESQ. (#050979)
THE MILLS LAW FIRM
300 Drake's Landing Road, Suite 155
Greenbrae, CA 94904
Telephone:  (415) 464-4770

ANDREW D. FRIEDMAN, ESQ.
WECHSLER HARWOOD HALEBIAN
 & FEFFER LLP
488 Madison Avenue, 8th Floor
New York, NY 10022
Telephone: (212) 935-7400

Lead Counsel for Plaintiffs

LIONEL Z. GLANCY, ESQ. (#134180)            LOIS THOMPSON, ESQ. (#93245)
LAW OFFICES OF LIONEL Z. GLANCY             PROSKAUER ROSE LLP
1801 Avenue of the Stars, Suite 308         2049 Century Park East, Suite 3200
Los Angeles, CA 9006                        Los Angeles, California 90067-3200
Telephone: (310) 201-9150                   Telephone: (310) 557-2900

Liaison Counsel for Plaintiffs              Attorneys for Defendants

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                          FOR THE COUNTY OF LOS ANGELES

MARK ERWIN, TRUSTEE, MARK ERWIN                  )   CASE NO.: BC 080254
SALES, INC.  DEFINED BENEFIT PLAN;               )
LEONARD DRESCHER, TRUSTEE OF                     )   [PROPOSED] FINAL JUDGMENT
DRESCHER FAMILY TRUST ACCOUNT;                   )   AND ORDER OF DISMISSAL
individually, and J/B INVESTMENT                 )   WITH PREJUDICE
PARTNERS, STEVEN J. KLINE, RUSH and              )
NANCY STUDINSKI, SAUL SILVERMAN, and             )
RAY THOMPSON, individually and on                )
behalf of all others similarly situated,         )   DATE: __________, 1999
                                                 )   TIME:
                                                 )   DEPT.: 59
                Plaintiffs,                      )
                                                 )
v.                                               )

RESOURCES HIGH EQUITY, INC.;                                          )
RESOURCES CAPITAL CORP.; INTEGRATED RESOURCES EQUITY CORPORATION and  )
PRESIDIO CAPITAL CORPORATION,                                         )
                                                                      )
                                                                      )
            Defendants.                                               )


     This matter having come before this court on the application of the parties to the Stipulation of Settlement of Consolidated Class and Derivative Action dated ____________, 1998 (the "Settlement Stipulation"), for approval of the Settlement of the above-captioned class action (the "Action"), and this Court having considered the Settlement Stipulation, the terms of which are expressly incorporated herein by reference, all other submissions and motions filed, and arguments made by counsel in connection therewith, and the pleadings, files and records and proceedings in this Action, and a hearing having been held before this court on ___________, 1999, after due notice by mail to all limited partners (whether or not they requested exclusion when the classes, hereinafter referred to for convenience as the Settlement Class, were notified of class certification in or about September 1998), at which hearing all limited partners (whether or not they requested exclusion from the Settlement Class) were given an opportunity to be heard, and at which time this Court approved the Settlement Stipulation and all the transactions contemplated thereby, as fair, reasonable, adequate and in the best interests of the Settlement Class and the Partnerships, and this Court otherwise being fully advised and informed, this court finds as follows:

     A. Class Counsel in the Action have represented in the Settlement Stipulation that they have sufficiently investigated the facts and researched the applicable law regarding the claims of the Named Plaintiffs, the Class Plaintiffs, and all other members of the Settlement Class, as well as the potential defenses that have been or may be asserted thereto.

     B. After good faith, arm's-length negotiations, the Named Plaintiffs, the Class Plaintiffs, and the Defendants, through their respective counsel executed and filed the Settlement Stipulation. The Settlement Stipulation sets forth the terms and conditions for the settlement of the Action, subject to (i) approval by this Court, (ii) the satisfaction or waiver of certain conditions set forth in Section 5.1 of the Settlement Stipulation, and (iii) the entry and finality of this Final Judgment and Order of Dismissal with Prejudice (the "Order").

     C. On ___________, 1998, in its Order Re: Notice of Proposed Settlement to the Class, and Hearing on the Proposed Settlement, this Court approved the form of Notice of Proposed Settlement of Class and Derivative Action, Hearing on the Proposed Settlement and Right to Appear at the Hearing (the "Notice") to be sent to all limited partners (whether or not they requested exclusion from the Settlement Class) and ordered that such notice be mailed in accordance with that order. Pursuant to and in accordance with such order, Class Counsel caused the Notice to be mailed.

     D. The Notice provided to the Settlement Class members is the best possible notice practicable under the circumstances. Such notice constituted valid, due and sufficient notice to all Settlement Class members.

     E. The parties jointly have applied to this Court for approval of the terms of the Settlement Stipulation and for the entry of this Order. Pursuant to the Notice, and upon notice to all limited partners (regardless of whether or not they requested exclusion from the Settlement Class), a hearing was held before this Court on __________, 1999, to consider whether the Settlement Stipulation and the transactions contemplated thereby, should be approved as fair, reasonable, adequate, and in the best interests of the Settlement Class.

     THIS COURT, THEREFORE, GOOD CAUSE APPEARING, HEREBY ORDERS, ADJUDGES AND DECREES THAT:

     1. The terms used in this Order shall have the same meanings as defined in the Settlement Stipulation, except as otherwise may be specified herein.

     2. This Court has jurisdiction over the subject matter of this Action and over all of the parties, including all members of the Settlement Class.

     3. After considering that persons who requested exclusion from the Settlement Class, after notice of class certification was caused to be mailed to all members of the three classes now defined as the Settlement Class on or about September 14, 1998, retain their individual rights of action, if any, against the Defendants, this Court hereby approves in its entirety the Settlement Stipulation and the transactions contemplated thereby, based on finding that the Settlement Stipulation and the transactions contemplated thereby are fair, reasonable and adequate to all limited partners and that the Settlement is in the best interests of the Settlement Class and the Partnerships, and this Court therefore directs the parties to comply with the terms of the Settlement Stipulation and the transactions contemplated thereby.

     4. This Court hereby dismisses the Action, the Amended Complaint and each and every cause of action and claim set forth therein on the merits as to all present and former Defendants and with prejudice to the Settlement Class. The Court further extinguishes all claims, rights, demands and causes of action (including Unknown Claims) that might have been asserted therein by the Named Plaintiffs and Class Plaintiffs on behalf of themselves or the Settlement Class or the Partnerships, from which the Defendants and all Released Persons are hereby discharged.

     5. The Named Plaintiffs, the Class Plaintiffs and all other members of the Settlement Class and each of them, are fully and forever permanently barred and enjoined from instituting, asserting or prosecuting, either directly or indirectly, any and all direct Released Claims against any and all of the Released Persons, as those terms are defined in the Settlement Stipulation. All limited partners, whether or not members of the Settlement Class, and each of them, are fully and permanently barred and enjoined from instituting, asserting or prosecuting, either directly or indirectly, any and all derivative Released Claims against any and all Released Persons, as those terms are defined in the Settlement Stipulation.

     6. The Release of Claims set forth in Section 3.1 of the Settlement Stipulation is hereby rendered and declared fully effective and enforceable, and each and all of the Released Persons are hereby fully and forever released and discharged with respect to any and all of the Released Claims.

     7. Neither the Settlement Stipulation, nor any exhibit or document referenced therein, nor the Settlement contained therein, nor this Order, nor any action taken to effectuate or further the Settlement Stipulation, the Settlement set forth therein or this Order: (a) is, or may be construed or used as, an admission by or against any Defendant, or any other person or entity of the validity of any Released Claims or any other claims and allegations that are or could have been asserted in the Action, or of any wrongdoing by any Defendant or Released Person; (b) is or shall be deemed to be or shall be used as any admission of any fault, wrongdoing, liability or omission whatsoever, whether or not in any statement, release or written document or report issued, filed or made, nor as a waiver or limitation of any defenses otherwise available to any Defendant or Released Person; (c) shall be offered or used in a manner inconsistent with section 8.1 of the Settlement Stipulation.

     8. Each and all of the parties to the Settlement Stipulation are ordered and affirmatively enjoined to comply with all of the terms and provisions of this Order and the Settlement Stipulation, and to undertake all acts and perform all obligations imposed under this Order and the Settlement Stipulation as reasonably necessary to effectuate all the terms contained herein or therein.

     9. Without affecting the finality of this Order in any way as to the Defendants, this Court hereby retains continuing jurisdiction over the Action, the Named Plaintiffs, the Class Plaintiffs, all members of the Settlement Class, all the Defendants and over any and all matters relating to the administration and consummation of the Settlement Stipulation and the transactions contemplated thereby.

     10. In the event that this Order does not become final or the settlement otherwise does not become effective in accordance with the terms of the Settlement Stipulation, because of the nonfulfillment or impossibility of fulfillment of any of the conditions set forth in Article V of the Settlement Stipulation, or the failure to fulfill all of the said conditions within 9 months after the date of the Settlement Stipulation, as provided in Section 5.2 thereof, this Order, except for Paragraph 7, shall be rendered null and void and shall be vacated nunc pro tunc, the Settlement reflected in the Settlement Stipulation shall be terminated pursuant to its terms, and the parties to the Settlement Stipulation shall be deemed to have reverted to their respective status and position in the Action as of the date immediately prior to the execution of the Settlement Stipulation, all as provided in Section 5.2 of the Settlement Stipulation.

     11. Persons who duly and timely requested exclusion from the Settlement Class in October 1998 may now pursue only their own individual remedies, if any, as against any of the Defendants, and not any class actions. All other members of the Settlement Class shall be bound by all the applicable terms and provisions of this Order and of the Settlement Stipulation.

Dated:____________________
                                         ________________________________
                                         Commissioner Bruce Mitchell

                                                                       EXHIBIT B

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                          FOR THE COUNTY OF LOS ANGELES

MARK ERWIN, TRUSTEE, MARK ERWIN                                  )   CASE NO.: BC 080254
SALES, INC.  DEFINED BENEFIT PLAN;                               )
LEONARD DRESCHER, TRUSTEE OF                                     )
DRESCHER FAMILY TRUST ACCOUNT;                                   )
individually, and J/B INVESTMENT                                 )   NOTICE OF PROPOSED
PARTNERS, STEVEN, J. KLINE, RUSH and                             )   SETTLEMENT OF CLASS AND
NANCY STUDINSKI, SAUL SILVERMAN,                                 )   DERIVATIVE ACTION, HEARING
and RAY THOMPSON, individually and on                            )   ON THE PROPOSED SETTLEMENT,
behalf of all others similarly situated,                         )   AND RIGHT TO APPEAR AT THE
                                                                 )   HEARING
              Plaintiffs,                                        )
                                                                 )
     v.                                                          )
                                                                 )
RESOURCES HIGH EQUITY, INC.; RESOURCES                           )
CAPITAL CORP.; INTEGRATED                                        )
RESOURCES EQUITY CORPORATION; and PRESIDIO CAPITAL               )
CORPORATION,                                                     )
                                                                 )
                                                                 )
              Defendants.                                        )
      and                                                        )
                                                                 )
HIGH EQUITY PARTNERS L.P. - SERIES 85, HIGH                      )
EQUITY PARTNERS L.P. - SERIES 86, and HIGH                       )
EQUITY PARTNERS L.P. - SERIES 88,                                )
                                                                 )
                         Nominal Defendants                      )
                                                                 )
_________________________________________________________________



     TO: ALL PERSONS AND ENTITIES WHO CURRENTLY OWN LIMITED PARTNERSHIP INTERESTS ("UNITS") IN ANY OF THE FOLLOWING THREE LIMITED PARTNERSHIPS (WHICH ARE COLLECTIVELY REFERRED TO HEREIN AS THE "PARTNERSHIPS"):

     o INTEGRATED RESOURCES HIGH EQUITY PARTNERS, SERIES 85, A CALIFORNIA LIMITED PARTNERSHIP ("HEP 85")

     o    HIGH EQUITY PARTNERS L.P. - SERIES 86 ("HEP 86")

     o    HIGH EQUITY PARTNERS L.P. - SERIES 88 ("HEP 88").

     NOTICE OF THE FOLLOWING IS HEREBY GIVEN PURSUANT TO AN ORDER OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF LOS ANGELES (THE "COURT") DATED DECEMBER _, 1998:

          THAT A HEARING (THE "SETTLEMENT HEARING") WILL BE HELD BEFORE THE HONORABLE BRUCE MITCHELL, OR SUCH OTHER JUDGE AS SHALL BE DESIGNATED BY THE COURT, IN DEPARTMENT 59 LOCATED AT 111 NORTH HILL STREET, LOS ANGELES, CALIFORNIA 90012, ON ________, 1999, AT _____ A.M., TO DETERMINE WHETHER THE PROPOSED SETTLEMENT OF THE ACTION (THE "SETTLEMENT"), THE TERMS OF WHICH ARE SET FORTH IN THE STIPULATION OF SETTLEMENT DATED DECEMBER _____, 1998 (THE "SETTLEMENT STIPULATION" OR "STIPULATION OF SETTLEMENT") AND ARE DESCRIBED BELOW, IS FAIR, REASONABLE AND ADEQUATE AND SHOULD BE APPROVED AND TO RULE UPON THE APPLICATION OF COUNSEL FOR THE PLAINTIFFS AND THE SETTLEMENT CLASS FOR THE PAYMENT OF ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES.

     PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS SETTLEMENT NOTICE MAY AFFECT YOUR RIGHTS. IF YOU ARE A MEMBER OF ONE OF THE THREE CLASSES PREVIOUSLY CERTIFIED BY THE COURT (JOINTLY REFERRED TO HEREIN AS THE "SETTLEMENT CLASS"), HAVE NOT PREVIOUSLY SOUGHT TO BE EXCLUDED FROM THE CLASS AND THIS SETTLEMENT BECOMES EFFECTIVE, YOU WILL BE PROVIDED WITH CERTAIN RIGHTS AND BENEFITS (DESCRIBED BELOW) IN EXCHANGE FOR THE RELINQUISHMENT OF CERTAIN CLAIMS (DESCRIBED BELOW), INCLUDING THE WAIVER OF YOUR RIGHTS TO A TRIAL ON ALL SUCH CLAIMS.

     THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE ACTION AND THE RELEASE OF THE CLAIMS OF MEMBERS OF THE SETTLEMENT CLASS AGAINST DEFENDANTS IN THE ACTION AND CERTAIN RELATED PARTIES (DEFINED BELOW).

     THIS NOTICE IS NOT A SOLICITATION OF CONSENTS OF LIMITED PARTNERS TO THE PARTNERSHIP AMENDMENTS DESCRIBED HEREIN. SUCH SOLICITATION WILL ONLY BE MADE IF THE PROPOSED SETTLEMENT IS APPROVED AND ONLY PURSUANT TO A CONSENT SOLICITATION STATEMENT TO BE MAILED TO LIMITED PARTNERS FOLLOWING SUCH APPROVAL.

                          ----------------------------


                   NOTICE OF PROPOSAL TO SETTLE THE CAPTIONED
                 CLASS AND DERIVATIVE ACTION AND CLASS MEMBERS'
                 RIGHTS WITH RESPECT TO THE SETTLEMENT PROPOSAL

                                       I.

                       SUMMARY OF THE SETTLEMENT PROPOSAL

The Settlement consists of the following major components:

1. The General Partners have agreed, subject to appropriate Partnership Agreement amendments, to:

          (A) A modification in the Partnership Asset Management Fees payable to them pursuant to each of the three Partnership Agreements which will lead to a reduction equal to at least $900,000 for the three Partnerships in the aggregate in 1999; and

          (B) A procedure for giving up a total of up to $8,250,000 in fees with respect to the three Partnerships in the aggregate if the Partnerships are not restructured as set forth below and assuming liquidation of the Partnership(s) before December 31, 2008. Further, defendant Presidio Capital Corp. has agreed to guarantee this obligation of the General Partners.

2. The General Partners have agreed to make or cause to be made tender offers in the aggregate amount of $10,000,000 to purchase up to a specified number of Units in each Partnership so as to provide some limited partners who seek immediate liquidity the opportunity to sell their Units subject to the terms and provisions of the tender offer documents. The tender offers will provide for the purchase of up to 26,936 Units of HEP 85 at $114.60 per Unit; 39,546 Units of HEP 86 at $103.05 per Unit; and 25,034 Units of HEP 88 at $113.15 per Unit.

3. The General Partners have agreed to use their best efforts to reorganize each of the three limited Partnerships into separately traded REITs or other entity whose shares will be listed on a national securities exchange or on the NASDAQ National Market System.

     In exchange for these undertakings and commitments, the Action will be dismissed with prejudice, thereby binding all members of the Settlement Class, individually, and, all Unitholders, including members of the Settlement Class purporting to act on behalf of the Partnerships, will be barred from asserting any Released Claims (including Unknown Claims) as defined in the Settlement Stipulation.

     The following provides further description of the proposed settlement of the action. However, it is only a summary and reference is made to the text of the Stipulation of Settlement on file with the Court for a full statement of its provisions.


     1. MODIFICATION OF PARTNERSHIP ASSET MANAGEMENT FEE

     Upon the approval of limited partners holding a majority of the outstanding Units in each Partnership, the Partnership Agreement of each Partnership shall be amended to provide that the Partnership Asset Management Fee shall be modified to be an amount per annum equal to 1.25% of the Gross Asset Value of the respective Partnership as of the last day of the period in respect of which the Partnership Asset Management Fee is payable. The parties have agreed that the Partnership Asset Management Fee payable for calendar year 1999 in respect of all three Partnerships shall, in the aggregate, be $900,000 less than the aggregate amount that would have been payable for calendar year 1999 in the absence of the Partnership Agreement Amendments. All other fees and reimbursements provided for in the Partnership Agreements will continue in effect in accordance with the respective Partnership Agreements.

     2. FEE GIVE-BACK AMOUNT

     The General Partners have agreed to give up certain fees, potentially totaling $8,250,000 in the aggregate, to the three Partnerships if the Partnerships are not restructured into REITs or other entities whose shares will be listed on a national securities exchange or on the NASDAQ National Market System, and assuming liquidation before December 31, 2008. Upon the approval of limited partners holding a majority of the outstanding Units in each Partnership, Section 9.2 of the Partnership Agreement of HEP 85 and Section 9.1 of the Partnership Agreement of each of HEP 86 and HEP 88 shall be amended to provide that if the Partnership is liquidated before December 31, 2008, the total amount of the liability and obligation of the General Partners and their affiliates shall equal $3,933,291 in the case of HEP 85, $2,832,927 in the case of HEP 86, and $1,483,782 in the case of HEP 88, reduced by 10% of the respective amount for each full calendar year after 1998, and prorated for any calendar year in which such liquidation occurs other than on December 31 of the year. Further, if a Partnership is liquidated on or after December 31, 2008, the respective General Partners and their affiliates shall have no liability or obligation to pay any amount as a fee give-back. In addition, defendant Presidio Capital Corp. will guarantee the General Partners' obligations to pay the fee give-back amount and will maintain a net worth at least equal to any existing Fee Give-Back Amount.

     3.   TENDER OFFER TO CLASS MEMBERS

     Within ninety days of the final approval of the Settlement, the General Partners will make or cause to be made a tender offer in the total amount of $10,000,000, in the aggregate, for Units in the three Partnerships. Pursuant to a formula agreed to by the Parties and based on appraisals prepared by Cushman & Wakefield, offers will be made to purchase not fewer than 29,936 Units for $114.60 per Unit in the case of HEP 85, 39,596 Units for $103.05 per Unit in the case of HEP 86, and 25,034 Units for $113.15 per Unit in the case of HEP 88, net to the seller in cash.

     4.   REORGANIZATION OF PARTNERSHIPS

     Promptly following the settlement effective date, the General Partners of each Partnership shall use their best efforts to reorganize that Partnership into a separate REIT or other entity whose shares will be listed on a national securities exchange or on the NASDAQ National Market System. The General Partners will not seek to exchange their expectation of future fees from a Partnership for additional equity in a REIT.

     5.   RELEASE OF CLAIMS

     Upon the settlement effective date, each and all members of the Settlement Class on behalf of themselves, their heirs, estates, executors, administrators, successors and assigns and any persons they represent, and all Unitholders, including successors and assigns, on behalf of the Partnerships, shall release all present and former defendants in the action, including, the General Partners, their present and former directors, officers, partners, employees, attorneys and agents, from all claims, including Unknown Claims, based upon or arising out of or in connection with, directly or indirectly, the Partnerships, the operations of the Partnerships, the issuance, offer for purchase or sale, purchase, sale or other disposition or acquisition or any other transfer of any Units in any of the Partnerships during the period from January 1, 1983 through the Settlement Effective Date.

                                      II.

                          RECOMMENDATION OF SETTLEMENT

     Plaintiffs and Class Counsel have conducted an investigation of the facts and of the applicable law. Based on such investigation, Plaintiffs and Class Counsel have concluded that the proposed Settlement of the Action on the terms and conditions set forth in the Settlement Stipulation is fair, reasonable, and adequate and is in the best interest of the Settlement Class, having taken into account the risks and difficulties involved in attempting to establish a right of recovery on behalf of the Settlement Class against the Defendants, the expense and length of time necessary to continue the litigation through trial and the appeals that would inevitably follow, and the uncertainty inherent in any complex litigation, and that the proposed Settlement should be approved. The proposed Settlement of the Action is the product of extensive, good faith, and arm's-length negotiation between Class Counsel and counsel for the Defendants.

                                      III.

                    BACKGROUND INFORMATION AND DESCRIPTION OF
                    EVENTS LEADING TO THE PROPOSED SETTLEMENT
                     OF THE ACTION DESCRIBED IN THIS NOTICE

     A.   THE ORIGINAL ACTION

     In May 1993, plaintiffs Mark Erwin, Trustee, Mark Erwin Sales, Inc. Defined Benefit Plan, and Leonard Drescher, Trustee of Drescher Family Trust Account (the "Original Plaintiffs"), limited partners in the Partnerships, commenced a class action in the Superior Court of the State of California for the County of Los Angeles. In April 1994, an amended complaint was filed on behalf of all persons who owned Units in each of the Partnerships. That amended complaint asserted claims against the General Partners of the Partnerships and certain related persons and entities for, among other things, common law fraud, negligent misrepresentation, and breaches of fiduciary duty in connection with the original marketing and sale of Units and the subsequent operation of the Partnerships. The Original Plaintiffs sought, among other things, the recovery of compensatory and punitive damages, as well as an award of attorneys' fees, and costs.

     B.   THE PRIOR SETTLEMENT PROPOSAL

     On July 12, 1995, the Original Plaintiffs and certain defendants entered into an agreement to settle the Action upon terms set forth in a stipulation of settlement that was captioned as the Second Amended Stipulation of Settlement dated July 12, 1995 (the "Original Settlement Proposal" or "Prior Settlement Proposal").

     By Order dated July 19, 1995, the Court preliminarily approved the Original Settlement Proposal as within the range of reasonableness, such that notice thereof could be given to all persons owning Units of Partnerships as of June 30, 1995 (the "Prior Settlement Class"). Thereafter, on or about July 31, 1995, a Notice of Class Action Determination, Settlement and Hearing on Proposed Settlement (the "Prior Notice") was mailed to all members of the Prior Settlement Class. The Prior Notice, among other things, summarized the proposed terms of the Original Settlement Proposal and the rights of the members of the Prior Settlement Class to object to or exclude themselves from participation in the Original Settlement Proposal. Pursuant to the Prior Notice, a hearing on the fairness of the Original Settlement Proposal was scheduled for September 14, 1995.

     The Prior Settlement Proposal contemplated a reorganization of the Partnerships pursuant to which real estate investment trust(s) ("REIT") would be formed. As consideration for the General Partners' agreement to relinquish their five percent (5%) equity interests in the Partnerships and their entitlement to receive fees and expense reimbursements from such Partnerships through the remainder of the lives of such Partnerships, the General Partners were to be allocated a percentage of the Shares of the REIT(s) based upon the value of their 5% equity interest and the estimated then-present value of the income expected to be received by the General Partners from the Partnerships.

     On August 23, 1995 and September 11, 1995, respectively, plaintiffs J/B Investment Partners and Steven J. Kline and plaintiffs Rush and Nancy Studinski, Saul Silverman and Ray Thompson ("Class Plaintiffs"), limited partners in the three Partnerships, filed motions for leave to intervene in the Action and, thereafter, they submitted objections to the approval of the Original Settlement Proposal.

     On September 12, 1995, the parties to the Prior Settlement Proposal entered into an amendment thereto pursuant to which the allocation of Shares to the General Partners was reduced.

     On September 14, 1995, the Original Plaintiffs and the Class Plaintiffs filed a Consolidated Class and Derivative Action Complaint ("Consolidated Complaint") alleging various state law class and derivative claims, including claims for breach of fiduciary duties; breach of contract; unfair and fraudulent business practices under California Bus. & Prof. Code ss. 17200; negligence; dissolution; accounting; receivership; removal of general partner; fraud; and negligent misrepresentation. During late 1995 and January 1996, Class Plaintiffs entered into negotiations with Defendants that resulted in a revised proposed settlement on terms that were significantly more favorable to the Settlement Class. However, the Court declined to grant final approval of the revised proposed settlement.

     C.   THE PROGRESS OF THE LITIGATION AFTER THE CLASS PLAINTIFFS INTERVENED

     Thereafter, on or about July 1, 1997, the Class Plaintiffs filed an Amended and Consolidated Class and Derivative Action Complaint (the "Amended Complaint"). The Amended Complaint generally alleges the same claims as the earlier Consolidated Complaint but in more detail, and eliminates some previously asserted claims. The General Partners of the three Partnerships challenged the Amended Complaint on legal grounds and filed demurrers and a motion to strike. In October 1997, the Court granted in part and denied in part the General Partners' motions. Thereafter, the General Partners answered the Amended Complaint, generally denying the allegations of that pleading and asserting numerous affirmative defenses. On February 11, 1998, the Court certified three separate plaintiff classes consisting of the current owners of record of limited partnership interests in the respective Partnerships (but expressly excluding all defendants or entities related to such defendants). The Court order granting certification specifically provided that, if any ownership interest was transferred by an owner of record of `a limited partnership interest, the class would include only the then-existing current owner of record, as successor. The Court also appointed class counsel consisting of the law firms of Wechsler Harwood Halebian & Feffer LLP and The Mills Firm, and designated the Law Offices of Lionel Z. Glancy as liaison counsel. Notice of class certification was served on or about September 14, 1998.

     In September 1998, the parties commenced extensive negotiations concerning possible resolution of the Action. Following such arms'-length negotiations, counsel for the parties reached an agreement in principle and executed a Memorandum of Understanding setting forth, in summary fashion, the terms of their agreement, as summarized above. During the following months the parties negotiated a more formal Stipulation of Settlement.

                                      IV.

                               DENIAL OF LIABILITY

     Defendants categorically deny the allegations in the Amended Complaint, deny any fault, wrongdoing or liability relating in any way to the offering and sale of the Units and the operation of the Partnerships, deny that they acted improperly in any way and deny any liability of any kind to Plaintiffs or any member of the Settlement Class.

     The Court has not made any findings that Defendants engaged in any wrongdoing or wrongful conduct, nor has the Court expressed any opinion as to the merits of any party's claims or defenses. The giving of this Notice is not meant to imply that there has been any wrongdoing or that any recovery (in any amount) could be obtained from Defendants if the Action were not settled but was resolved by trial on the merits. Defendants have entered into the Settlement Stipulation solely because the proposed Settlement will eliminate the burden, expense and risk of further litigation. The Settlement may be consummated only if the Court approves in its entirety the Settlement Stipulation and the transactions contemplated thereby, and finds that the Settlement Stipulation and the transactions contemplated thereby are fair, reasonable and adequate to all limited partners, and that the Settlement is in the best interest of the Settlement Class.

                                       V.

                          CONDITIONS TO THE SETTLEMENT

     The Settlement is subject to certain conditions, which, if not fulfilled or waived by Defendants, entitle Defendants to terminate the Settlement Stipulation. For example, if limited partners holding a majority of outstanding Units in a Partnership fail to approve the contemplated Partnership Agreement Amendments, Defendants will have the right to terminate the Settlement Stipulation.

                                  *   *   *

     The preceding description of the Settlement is a summary only. Reference should be made to the full text of the Settlement Stipulation for a complete statement of its provisions. The Settlement Stipulation in on file with the Clerk, Department 59, Superior Court of the State of California for the County of Los Angeles 111 North Hill Street, Los Angeles, California 90012 and is available for inspection at that address during normal business hours each business day.

                                      VI.

               RELEASE OF CLAIMS AND TERMINATION OF THE LITIGATION

     If the Settlement is approved by the Court, the Action, the Amended Complaint and each and every claim set forth therein, and all claims that might have been asserted therein, will be dismissed on the merits and with prejudice pursuant to a final judgment which will be entered by the Court in the Action. Moreover, the named plaintiffs, and all Settlement Class members - - other than those Settlement Class members who previously requested exclusion after receipt of the Notice of Class Certification on or about September 14, 1998 - - shall be fully and forever barred and enjoined from instituting or prosecuting, either directly or indirectly, any and all individual or class claims, allegations, actions, causes of action or rights, whether known or unknown, against any of the Released Persons, as that term is defined in the Settlement Stipulation. In addition, each Settlement Class member who did not request exclusion from the Class shall be deemed to have expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides, "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor," as well any and all provisions, rights and benefits conferred by any law of any state or territory of the United States or any foreign country or any principle of common law that is similar, comparable or equivalent to Section 1542 of the California Civil Code. Class members cannot be excluded from that portion of the Action and Settlement that involves derivative claims. Accordingly, upon final approval of the Settlement and entry of judgment thereon, all Unitholders, as well as all Unitholder successors and assigns, shall be bound by the settlement of the derivative claims regardless of whether any such persons timely and validly requested exclusion from the Settlement Class.

                                      VII.

                       AWARD OF ATTORNEYS' FEES AND COSTS

     Class Counsel intend to apply to the Court for an aggregate award of attorneys' fees and the reimbursement of out-of-pocket expenses incurred by plaintiffs in an amount not to exceed $2,500,000 in the aggregate. The General Partners have agreed to pay 35% of any fee and cost award made by the Court up to 35 % of $2,500,000. It is anticipated that the balance of any fee or cost award will be divided among the Partnerships one-third, one-third, one-third.

                                     VIII.

                             THE SETTLEMENT HEARING

     All limited partners are hereby notified that a hearing will be held before the California Superior Court in Courtroom ___ in the Courthouse, located at 111 North Hill Street, Los Angeles, California on _______________, 1999, at _________ a.m., to determine whether: (i) the Stipulation is fair, reasonable and in the best interest of the Settlement Class and the Partnerships and should be approved by the Court, (ii) an Order and Final Judgment as contemplated by the Settlement Stipulation should be entered dismissing the Action and (iii) the application of Class Counsel in the Action for attorneys' fees and expenses in connection with the Action should be granted.

     The Court has reserved the right to adjourn the Settlement Hearing from time to time by oral announcement at such hearing or at any adjournment thereof, without further notice of any kind. The Court has also reserved the right to approve the Settlement with or without modification, to enter an Order and Final Judgment and to order the payment of attorneys' fees and expenses without notice of any kind.

                                      IX.

                                 RIGHT TO APPEAR

     If you are a record owner of Units of any or all of the Partnerships (regardless of whether you requested to be excluded when you received Notice of Class Certification in September 1998), you may appear personally or by counsel and be heard at the Hearing and may object to, or express your views regarding, the Settlement and the proposed application for attorneys' fees and disbursements. No Settlement Class member (or limited partners who requested to be excluded from the Class) will be heard or entitled in any way to contest approval of the Settlement or any application for attorneys' fees and disbursements unless, on or before _______, 1999, such person: (a) files with the Court (i) written notice of that person's intention to appear at the Settlement Hearing, at which the Court will hear objections by any limited partner to the Settlement and/or the application of Class Counsel for attorneys' fees and expenses, together with (ii) any other papers to be considered at the Settlement Hearing, setting forth such objections or supporting such objections (such papers must refer to Mark Erwin, et al. v. Resources High Equity, Inc., et al, Case No BC 080254, and include a statement of the reasons why such person believes the Court should find that the Settlement is not fair, reasonable and adequate or in the best interest of the Class and/or the Partnerships and/or opposes Class Counsel's application for attorneys' fees and expenses), and (b) serves copies of the foregoing papers upon counsel for the parties to the Settlement at the addresses given below:

Class Counsel:     ANDREW D. FRIEDMAN, ESQ.
                   WECHSLER HARWOOD HALEBIAN & FEFFER LLP
                   805 Third Avenue, 7th Floor
                   New York, NY 10022
                   (212) 935-7400

                   and

                   ROBERT W. MILLS, ESQ.
                   THE MILLS FIRM
                   300 Drake's Landing, Suite #155
                   Greenbrae, California 94909
                   (415) 464-4770

Counsel for
Defendants:        LOIS D. THOMPSON, ESQ.
                   PROSKAUER ROSE LLP
                   2049 Century Park East, Suite 3200
                   Los Angeles, CA 90067
                   (310) 284-5614

IN ORDER TO BE VALID, ALL OBJECTIONS MUST BE RECEIVED BY COUNSEL LISTED ABOVE ON OR BEFORE _________, 1999.

     Any limited partner who does not make his or her objection in the manner provided will be deemed to have waived all objections and opposition to the fairness, reasonableness and adequacy of the proposed Settlement and Class Counsel's application for attorneys' fees and expenses.

                              EXAMINATION OF PAPERS
                              ---------------------

     This Notice is a summary and does not describe all the details of the Settlement Stipulation. For a more detailed statement of the matters involved in this Action and discussed in this Notice, you should refer to the Stipulation and the pleadings and other papers filed with the Court in the Action, all of which may be inspected at the Office of the Clerk, Department 59, Superior Court of the State of California for the County of Los Angeles, 111 North Hill Street, Los Angeles, CA 90012, during the regular business hours of each business day.

     IF YOU HAVE ANY QUESTIONS CONCERNING THIS NOTICE OR IF THIS NOTICE REACHED YOU AT AN ADDRESS OTHER THAN THE PRINTED ADDRESS OR IF YOUR ADDRESS HAS CHANGED, PLEASE WRITE TO THE CO-LEAD COUNSEL FOR PLAINTIFFS AND THE SETTLEMENT CLASS THAT ARE IDENTIFIED ABOVE. PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE FOR INFORMATION.

          Dated: December __, 1998


                         BY ORDER OF THE SUPERIOR COURT
                         OF THE STATE OF CALIFORNIA FOR
                            THE COUNTY OF LOS ANGELES

                                                                     EXHIBIT C-1

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                   INTEGRATED RESOURCES HIGH EQUITY PARTNERS,
                   SERIES 85, A CALIFORNIA LIMITED PARTNERSHIP

     The amended and restated agreement of limited partnership (the "Agreement") of Integrated Resources High Equity Partners, Series 85, A California Limited Partnership is hereby amended as follows:

     1. Paragraph 9.4.1 of the Agreement is amended in its entirety to read as follows:

                  9.4.1. Partnership Management Fee. As compensation for services rendered in managing the affairs of the Partnership, the Managing General Partner shall be entitled to receive the Partnership Management Fee, which shall be an amount per annum equal to 1.25% of the Gross Asset Value of the Partnership as of the last day of the period in respect of which the Partnership Management Fee is payable (which amount shall be prorated for any partial year) (it being understood that, notwithstanding anything to the contrary in this Paragraph 9.4.1, the Partnership Management Fee payable for calendar year 1999 shall be $426,867 less than an amount equal to 1.05% of Invested Assets). The Partnership Management Fee shall be paid quarterly. For purposes of this Paragraph 9.4.1 the term "Gross Asset Value" on a particular date means the gross asset value of all assets owned by the Partnership on that date, as determined by the most recent appraisal of such assets by an independent appraiser of national reputation selected by the General Partners.

     2. Paragraph 9.2 of the Agreement is amended in its entirety to read as follows:

                  9.2. Limitation on Compensation. If the Partnership is liquidated prior to December 31, 2008, the General Partners shall, at the time of the liquidation, and in lieu and satisfaction of all other obligations the General Partners and their affiliates might then or thereafter have under or by reason of Paragraph 9 hereof, pay the Partnership an amount (the "Fee Give Back Amount") equal to $3,912,950 (the "Original Fee Give Back Amount"), reduced by 10% of the Original Fee Give Back Amount for each full calendar year after 1998, and prorated for any calendar year in which such liquidation occurs other than on December 31 of that year. If the Partnership is liquidated on or after December 31, 2008, neither the General Partners nor their affiliates shall have any liability or obligation to pay any Fee Give Back Amount. For purposes of this Paragraph 9.2, the term "liquidation" means a sale of all or substantially all the property owned by the Partnership for cash or property that is distributed to the Partners, but does not include any transaction in which the

         Partnership is reorganized into a separate, publicly traded real estate investment trust or other entity whose shares are listed on a national securities exchange or on the NASDAQ National Market System (a "Reorganization") and, in addition, does not include any transaction following a Reorganization, whether by the successor to the Partnership in the Reorganization or otherwise. For the avoidance of double it is hereby understood and agreed that, following a Reorganization, the General Partners and their affiliates shall have no liability or obligation to pay any Fee Give Back Amount.

     3. Except as otherwise provided above, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of _____________, 1999.

                                                    GENERAL PARTNERS:

                                                    RESOURCES HIGH EQUITY, INC.



                                                    By:
                                                       ------------------------
                                                    RESOURCES CAPITAL CORP.


                                                    By:
                                                       ------------------------
                                                    PRESIDIO AGP CORP.


                                                    By:
                                                       ------------------------

                                                                     EXHIBIT C-2

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                     HIGH EQUITY PARTNERS L.P. -- SERIES 86

     The amended and restated agreement of limited partnership (the "Agreement" of High Equity Partners L.P. -- Series 86, a Delaware limited partnership, is hereby amended as follows:

     1. Paragraph 9.4 of the Agreement is amended in its entirety to read as follows:

                  9.4. Partnership Asset Management Fee. As compensation for services rendered in managing the affairs of the Partnership, the Administrative General Partner shall be entitled to receive the Partnership Asset Management Fee, which shall be an amount per annum equal to 1.25% of the Gross Asset Value of the Partnership as of the last day of the period in respect of which the Partnership Asset Management Fee is payable (which amount shall be prorated for any partial year) (it being understood that notwithstanding anything to the contrary in this Paragraph 9.4, the Partnership Asset Management Fee payable for calendar year 1999 shall be $312,139 less than an amount equal to 1.05% of Invested Assets). The Partnership Asset Management Fee shall be paid quarterly. For purposes of this Paragraph 9.4, the term "Gross Asset Value" on a particular date means the gross asset value of all assets owned by the Partnership on that date, as determined by an appraisal of such assets by an independent appraiser of national reputation selected by the General Partners.

     2. Paragraph 9.1 of the Agreement is amended by adding a new Paragraph
9.1.4 to read as follows:

                  9.1.4. If the Partnership is liquidated prior to December 31, 2008, the General Partners shall, at the time of the liquidation, and in lieu and satisfaction of all other obligations the General Partners and their affiliates might then or thereafter have under or by reason of Paragraph 9 hereof, pay the Partnership an amount (the "Fee Give Back Amount") equal to $2,861,277 (the "Original Fee Give Back Amount"), reduced by 10% of the Original Fee Give Back Amount for each full calendar year after 1998, and prorated for any calendar year in which such liquidation occurs other than on December 31 of that year. If the Partnership' is liquidated on or after December 31, 2008, neither the General Partners nor their affiliates shall have any liability or obligation to pay any Fee Give Back Amount.

                  For purposes of this Paragraph 9.1.4, the term "liquidation" means a sale of all or substantially all the property owned by the Partnership for cash or property that is distributed to the Partners, but does not include any transaction in which the

          Partnership is reorganized into a separate, publicly traded real estate investment trust or other entity whose shares are listed on a national securities exchange or on the NASDAQ National Market System (a "Reorganization") and, in addition, does not include any transaction following a Reorganization, whether by the successor to the Partnership in the Reorganization or otherwise. For the avoidance of doubt, it is hereby understood and agreed that following a Reorganization, the General Partners and their affiliates shall have no liability or obligation to pay any Fee Give Back Amount.

     3. Except as otherwise provided above, the Agreement shall remain in full force and effect

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of ________, 1999.

                                           GENERAL PARTNERS:

                                           RESOURCES HIGH EQUITY, INC.



                                           By:____________________________

                                           RESOURCES CAPITAL CORP.


                                           By:____________________________

                                           PRESIDIO AGP CORP.

                                           By:____________________________

                                                                     EXHIBIT C-3

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                     HIGH EQUITY PARTNERS L.P. -- SERIES 88

     The amended and restated agreement of limited partnership (the "Agreement") of High Equity Partners L.P. -- Series 88, a Delaware limited partnership, is hereby amended as follows:

     1. Paragraph 9.4 of the Agreement is amended in its entirety to read as follows:

              9.4. Partnership Asset Management Fee. As compensation for services rendered in managing the affairs of the Partnership, the Managing General Partner shall be entitled to receive the Partnership Asset Management Fee, which shall be an amount per annum equal to 1.25% of the Gross Asset Value of the Partnership as of the last day of the period in respect of which the Partnership Asset Management Fee is payable (which amount shall be prorated for any partial year) (it being understood that, notwithstanding anything to the contrary in this Paragraph 9.4, the Partnership Asset Management Fee payable for calendar year 1999 shall be $160,993 less than an amount equal to 1.05% of Invested Assets). The Partnership Asset Management Fee shall be paid quarterly. For purposes of this Paragraph 9.4, the term "Gross Asset Value" on a particular date means the' gross asset value of all assets owned by the Partnership on that date, as determined by the most recent appraisal of such assets by an independent appraiser of national reputation selected by the General Partners.

     2. Paragraph 9.1 of the Agreement is amended by adding a new Paragraph
9.1.3 to read as follows:

              9.1.3. If the Partnership is liquidated prior to December 31, 2008, the General Partners shall, at the time of the liquidation, and in lieu and satisfaction of all other obligations the General Partners and their affiliates might then or thereafter have under or by reason of Paragraph 9 hereof, pay the Partnership an amount (the "Fee Give Back Amount") equal to $1,475,773 (the "Original Fee Give Back Amount"), reduced by 10% of the Original Fee Give Back Amount for each full calendar year after 1998, and prorated for any calendar year in which such liquidation occurs other than on December 31 of that year. If the Partnership is liquidated on or after December 31, 2008, neither the General Partners nor their affiliates shall have any liability or obligation to pay any Fee. Give Back Amount.

     For purposes of this Paragraph 9.1.3, the term "liquidation" means a sale of all or substantially all the property owned by the Partnership for cash or property that is distributed to the Partners, but does not include any transaction in which the Partnership is reorganized into a separate, publicly traded real estate investment trust or other entity whose shares are listed on a national securities exchange or on the NASDAQ National Market System (a "Reorganization") and, in addition, does not include any transaction following a Reorganization, whether by the successor to the Partnership in the Reorganization or otherwise. For the avoidance of doubt, it is hereby understood and agreed that, following a Reorganization, the General Partners and their affiliates shall have no liability or obligation to pay any Fee Give Back Amount.

     3. Except as otherwise provided above, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of ___________, 1999.

                                                GENERAL PARTNERS:

                                                RESOURCES HIGH EQUITY, INC.



                                                By:__________________________

                                                RESOURCES CAPITAL CORP.



                                                By:__________________________

                                                PRESIDIO AGP CORP.


                                                By:__________________________

                                                                       EXHIBIT D

ROBERT W. MILLS, ESQ. (#062154)
ELIZABETH G. LEAVY, ESQ. (#050979)
THE MILLS LAW FIRM
300 Drake's Landing Road, Suite 155
Greenbrae, CA 94904
Telephone:  (415) 464-4770

ANDREW D. FRIEDMAN, ESQ.
WECHSLER HARWOOD HALEBIAN
 & FEFFER LLP
488 Madison Avenue, 8th Floor
New York, NY 10022
Telephone: (212) 935-7400

Lead Counsel for Plaintiffs

LIONEL Z. GLANCY, ESQ. (#134180)             LOIS THOMPSON, ESQ. (#93245)
LAW OFFICES OF LIONEL Z. GLANCY              PROSKAUER ROSE LLP
1801 Avenue of the Stars, Suite 308          2049 Century Park East, Suite 3200
Los Angeles, CA 90067                        Los Angeles, California 90067-3200
Telephone: (310) 201-9150                    Telephone: (310) 557-2900

Liaison Counsel for Plaintiffs               Attorneys for Defendants

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                          FOR THE COUNTY OF LOS ANGELES

MARK ERWIN, TRUSTEE, MARK ERWIN              )  CASE NO.: BC 080254
SALES, INC.  DEFINED BENEFIT PLAN;           )
LEONARD DRESCHER, TRUSTEE OF                 )  [PROPOSED] ORDER RE: NOTICE
DRESCHER FAMILY TRUST ACCOUNT;               )  OF PROPOSED SETTLEMENT TO
individually, and J/B INVESTMENT             )  THE CLASS, AND HEARING ON THE
PARTNERS; STEVEN, J. KLINE, RUSH and         )  PROPOSED SETTLEMENT; STAY
NANCY STUDINSKI, SAUL SILVERMAN,             )  OF RUNNING OF FIVE-YEAR RULE
and RAY THOMPSON, individually and on        )
behalf of all others similarly situated,     )  DATE:  ____________, 1998
                                             )  TIME:
                                             )  DEPT.:  59
         Plaintiffs,                         )
                                             )
v.                                           )

RESOURCES HIGH EQUITY, INC.;                 )
RESOURCES CAPITAL CORP., INTEGRATED          )
RESOURCES EQUITY CORPORATION and             )
PRESIDIO CAPITAL CORPORATION,                )
                                             )
                           Defendants.       )
---------------------------------------------


                  The Court having reviewed the Stipulation of Settlement of Consolidated Class and Derivative Action dated ___________, 1998, together with the exhibits attached thereto (the "Settlement Stipulation"), entered into between the plaintiffs and the defendants, and the parties having stipulated to the terms of this Order,

                  IT IS HEREBY ORDERED:
                  1. The proposed Settlement is preliminarily approved as within the range of reasonableness, such that notice thereof should be given to the members of the Settlement Class. The Notice of Proposed Settlement of Class and Derivative Action, Hearing on the Proposed Settlement, and Right to Appear at the Hearing ("Notice") in the form attached hereto an Exhibit A satisfies the requirements of law and Superior Court, Los Angeles County Rule 15.18(f), and is hereby approved.

                  2. Class Counsel shall cause the Notice to be mailed by first-class mail, postage prepaid, within 10 days after the entry of this Order, to all members of the Settlement Class at their last known addresses as appearing in the records maintained by Integrated Resources High Equity Partners, Series 85, A California Limited Partnership, High Equity Partners L.P.
- - Series 86 and High Equity Partners L.P. - - Series 88. Within 15 days after the entry of this Order, Class Counsel shall file an affidavit of mailing with the Court stating that the Notice was duly served upon all Settlement Class members in accordance with this order.

                  3. The Court finds that the mailing of the Notice as set forth in this Order constitutes the best notice practicable under the circumstances, and shall constitute due and sufficient notice for all purposes to all persons entitled to receive such notice.

                  4. Declarations and memoranda of points and authorities in support of the Settlement shall be filed on or before _______ __, 1999. Class Counsel's application for attorneys' fees and reimbursement of expenses shall be filed on or before _________ ___, 1999.

                  5. Objections, if any, by any limited partner to the proposed Settlement or to the application for attorneys' fees and reimbursement of expenses, shall be served in accordance with the requirements set forth in the Notice.

                  6. The Court will hold a hearing on _______ __, 1999, at __ o'clock __.m., in Department 59, Superior Court of the State of California for the County of Los Angeles, 111 North Hill Street, Los Angeles, CA 90012, as set forth in the Notice, to determine the fairness reasonableness and adequacy of the Settlement and whether the Settlement should be approved and the Action dismissed, and to consider Class Counsel's application for attorneys' fees and reimbursement of expenses. The hearing may be continued, without further notice.

                  7. The Court enters this order only for purposes of the Settlement Stipulation. If, for any reason, the Settlement Stipulation is terminated, or the Settlement Effective Date (as defined in the Settlement Stipulation) does not occur, this Order shall automatically be vacated. During the pendency of this Order, the running of time under the five-year rule governing when actions shall be tried shall be stayed.

                  8. The Court may, upon joint motion of the parties, or on its own motion for good cause, extend any of the deadlines or dates set forth in this order without further notice to members of the Settlement Class.

SO ORDERED:
DATED: _____________, 1998

                                                ___________________________
                                                Commissioner Bruce Mitchell

                                                                       EXHIBIT E

                                    GUARANTEE

                                  DATED , 1999
                                  ------------
         The undersigned, for good and valuable consideration, receipt of which is hereby acknowledged, agrees as follows:

         1. The undersigned hereby unconditionally and irrevocably guarantees payment when due of all Fee Give Back Liabilities (as defined below) of the General Partners (as defined below). For purposes of this Guarantee, the term
(a) "Fee Give Back Liabilities" means all liabilities and obligations of the General Partners to pay the Fed Give Back Amount (as defined in Paragraphs 9.2,
9.1.4 and 9.1.3 of the amended and restated agreement of limited partnership, as amended (collectively, the "Partnership Agreements"), or as amended in the future, of Integrated Resources High Equity Partners, Series 85, A California Limited Partnership, High. Equity Partners L.P. - Series 86 and High Equity Partners L.P. - Series 88, respectively, and (b). "General Partners" has the meaning given it in the respective Partnership Agreements.

         2. The undersigned hereby agrees that it will not permit its Net Worth (as defined below) at any time to be less than the aggregate amount of the Fee Give Back Liabilities at that time. Notwithstanding the foregoing, however, the undersigned may, at its option from time to time, substitute one or more Substitute Guarantors (as defined below) to fulfill the undersigned's obligations under section 1 and the first sentence of this section 2, as long as the Net Worth of each Substitute Guarantor at any time it is a Substitute Guarantor is not less than the aggregate amount of the Fee Give Back Liabilities that Substitute Guarantor is then guaranteeing as a Substitute Guarantor. However, Presidio Capital Corp. shall remain fully liable on this Guarantee to the extent any substitute Guarantor fails or refuses to fulfill its obligations under this Guarantee. For purposes of this Guarantee, the term (a) "Net Worth" of a person or entity means, at a particular date, all amounts that would, in conformity with generally accepted accounting principles in the United States of America in effect at that time, be included in that person's or entity's net worth or equity on that person's or entity's balance sheet at that date (without including as a liability in the calculation of net worth indebtedness that is subordinate to the Fee Give Back Liabilities), and (b) "Substitute Guarantor" means any person or entity that executes and delivers a guarantee in the form of section 1.

         3. This Guarantee shall be governed by and construed in accordance with the law of the State of California applicable to agreements made and to be performed wholly within the state of California.

                                            PRESIDIO CAPITAL CORP.

                                            By:__________________________

                                                                       EXHIBIT F

ROBERT W. MILLS, ESQ. (#062154)
ELIZABETH G. LEAVY, ESQ. (#050979)
THE MILLS LAW FIRM
300 Drake's Landing Road, Suite 155
Greenbrae, CA 94904
Telephone:  (415) 464-4770

ANDREW D. FRIEDMAN, ESQ.
WECHSLER HARWOOD HALEBIAN
 & FEFFER LLP
488 Madison Avenue, 8th Floor
New York, NY 10022
Telephone: (212) 935-7400

Lead Counsel for Plaintiffs

LIONEL Z. GLANCY, ESQ. (#134180)          LOIS THOMPSON, ESQ. (#93245)
LAW OFFICES OF LIONEL Z. GLANCY           PROSKAUER ROSE LLP
1801 Avenue of the Stars, Suite 308       2049 Century Park East, Suite 3200
Los Angeles, CA 9006                      Los Angeles, California 90067-3200
Telephone: (310) 201-9150                 Telephone: (310) 557-2900

Liaison Counsel for Plaintiffs            Attorneys for Defendants

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                          FOR THE COUNTY OF LOS ANGELES

MARK ERWIN, TRUSTEE, MARK ERWIN           )   CASE NO.: BC 080254
SALES, INC.  DEFINED BENEFIT PLAN;        )
LEONARD DRESCHER, TRUSTEE OF              )   STATEMENT OF SETTLEMENT
DRESCHER FAMILY TRUST ACCOUNT;            )   CONSUMMATION
individually, and J/B INVESTMENT          )
PARTNERS, STEVEN, J. KLINE, RUSH and      )
NANCY STUDINSKI, SAUL SILVERMAN,          )
and RAY THOMPSON, individually and on     )   NO APPEARANCE REQUIRED
behalf of all others similarly situated,  )
                                          )
             Plaintiffs,                  )
                                          )
v.                                        )

(CONTINUED ON NEXT PAGE)

RESOURCES HIGH EQUITY, INC.;              )
RESOURCES CAPITAL CORP., INTEGRATED       )
RESOURCES EQUITY CORPORATION, and         )
PRESIDIO CAPITAL CORPORATION,             )
                                          )
             Defendants.                  )
------------------------------------------


                  Pursuant to Section 4.6 of the Stipulation of Settlement of Consolidated Class and Derivative Action dated January, 1999 (the "Settlement Stipulation"), the parties state the following:

                  A. On April 29, 1999, this Court entered an order, the terms of which are expressly incorporated herein by reference, approving, among other matters, the Settlement Stipulation in its entirety, subject to the performance of certain acts and the satisfaction or waiver of certain conditions.

                  B. Each limited partner was entitled, and given the opportunity, to vote separately for or against the Partnership Agreement Amendments or to abstain from voting. The failure of a limited partner to return a signed Consent card had the effect of being a vote against the Partnership Agreement Amendments. Abstaining from voting had the effect of being a vote against the Partnership Agreement Amendments.

                  C. As set forth in the declaration of Allan B. Rothschild, the President of Resources High Equity, Inc. and Resources Capital Corp., attached hereto as Exhibit 1, limited partners owning a majority of the outstanding units of each Partnership have voted in favor of the respective Partnership Agreement Amendments.


                  D. All the conditions set forth in Section 5.1 of the Settlement Stipulation have been fulfilled or waived.

                  F. The conditions to the Settlement having been satisfied, the parties shall proceed to consummate the Settlement in accordance with the terms of the Settlement Stipulation.


DATED: _________, 1999                PROSKAUER ROSE LLP
                                      LOIS D. THOMPSON
                                      LESLIE A. WEDERICH

                                      By:_______________________________
                                            Lois D. Thompson
                                      Attorneys for Defendants RESOURCES HIGH
                                      EQUITY, INC., RESOURCES CAPITAL CORP.,
                                      and PRESIDIO CAPITAL CORPORATION

DATED: _________, 1999                LAW OFFICES OF LIONEL Z. GLANCY
                                      LIONEL Z. GLANCY
                                      PETER BINKOW

                                       By_______________________________
                                       Liaison Counsel for plaintiffs

DATED: _________, 1999                 WECHSLER HARWOOD HALEBIAN & FEFFER
                                       ANDREW FRIEDMAN

                                       By_______________________________
                                            Andrew Friedman
                                       Co-lead Counsel for plaintiffs

DATED: _________, 1999                 THE MILLS FIRM
                                       ROBERT MILLS
                                       ELIZABETH LEAVY

                                       By_______________________________
                                            Robert Mills
                                            Elizabeth Leavy
                                       Co-lead Counsel for plaintiffs

41088176.01

                                                  PROOF OF SERVICE BY MAIL
                                                  -------------------------

     I, the undersigned, say:
     I am a citizen of the United States and am employed in the office of a member of the Bar of this Court. I am over the age of 18 and not a party to the within action. My business address is 1801 Avenue of the Stars, Suite 308, Los Angeles, California 90067.

     On January 11, 1999, I served the following:

     1) STIPULATION OF SETTLEMENT OF CONSOLIDATED CLASS AND DERIVATIVE ACTION;

on the parties shown below by placing a true copy thereof enclosed in a sealed envelope with postage thereon fully prepaid in the United States mail at Los Angeles, California.

                                SEE SERVICE LIST
                               ------------------

     Executed on January 11, 1999, at Los Angeles, California.

     I certify under penalty of perjury that the foregoing is true and correct.

                                        _______________________________________
                                            Daniel C. Rann